EXHIBIT 2.3

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated October 6, 1998, by and between NewPath Communications, L.C., ("Seller") and Teleservices, Ltd., an Iowa _____________________, ("Buyer").

                                    PREMISES:

     A. Seller owns and operates a cable television system serving the community of Auburn, Iowa (the "System").

     B. Seller desires to sell, and Buyer desires to buy, Seller's assets used in the operation of the System for the purchase price and on the terms and conditions hereinafter set forth.

                                   AGREEMENTS:

     In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                   SECTION 1.

                                  DEFINED TERMS

     The following terms shall have the following meanings in this Agreement:

     1.1 "Assets" means those tangible and intangible assets used in connection with the System being sold, transferred, and otherwise conveyed to Buyer hereunder, as specified in detail in Section 2. 1.

     1.2 "CATV" means community antenna television.

     1.3 "Closing Date" shall be October 31, 1998, or such other date as mutually agreed between the parties.

     1.4 "Contracts" means all subscription agreements and other written agreements, to which Seller is a party on the date hereof and which relate to the Assets, or the operation of the System, plus such new agreements as are entered into by Seller in the ordinary course of business between the date hereof and the Closing Date and which relate to the System, and minus such agreements which in the interim have expired or been terminated and minus Seller's blanket programming affiliation

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agreements.

     1.5 "Franchise" means the authorizations relating to the System granted to Seller by the respective community as identified in Schedule 1 together with any assignments thereof and any consents of said assignments.

     1.6 "Intangible Property" means all easements, right-of-way, and other intangible property required to operate the System.

     1.7 "Personal Property" means all of the System's tower equipment, antennas, earth stations, aboveground and underground cable, distribution systems, headend building electronics and line amplifiers, and related equipment, plant and other tangible personal property which are owned or leased by Seller and used on the date hereof in the conduct of business or operation of the System, plus such additions hereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

     1.8 "Real Property" means all of the real property leased by Seller and utilized in the operation of the System.

                                   SECTION 2.

                           SALE AND PURCHASE OF ASSETS

     2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any liabilities, liens, conditions or encumbrances for the System described as follows:

          (a) The Franchises and Intangible Property attached as Schedule 1;

          (b) The Real and Personal Property set forth in Schedule 2;

          (c) The Contracts set forth in Schedule 3;

          (d) All  subscriber  and  customer  lists  relating  to the  System in
     Schedule 4;

          (e) All of Seller's information, technical information and data, maps, plans, and records relating to the operation of the System, including executed copies of the Contracts and filings with the Franchising Authorities; and

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          (f) Copies of all books and records  relating to the  operation of the
     System, including those required to be kept by the Franchising Authorities.

     2.2 Purchase Price and Payment. The Purchase Price shall be $65,320.00 as adjusted pursuant to Section 2.3. The Purchase Price shall be paid by Buyer to Seller at Closing Date by wire transfer of funds to such account as may be designated by Seller to Buyer in writing.

     2.3 Adjustments to the Purchase Price - Prorates.

          A. The Purchase Price shall be increased by an amount equal to all prepaid expenses as agreed by the parties as of the Closing Date.

          B. The Purchase Price shall be reduced by an amount equal to all prepaid customer cable television subscription fees and charge, as of the Closing Date.

          C. The Purchase Price shall be reduced by an amount equal to accrued franchise fees and accrued real or personal property taxes and sales taxes due for the System that are related to the period ending on the Closing Date that have not been paid by Seller.

          D.  Subscribers  whose  bills for cable  service are past due by sixty
     (60) days or more shall not be counted in arriving at the total number of paying subscribers.

          E. The Purchase Price shall be increased by an amount equal to ninety percent (90%) of all Accounts Receivable from subscribers being served by the System as of the Closing Date, which are not more than sixty (60) days past due.

          F. The Purchase Price shall be reduced by $710 for subscriber shortfall of less than 92 subscribers.

     One (1) day prior to the Closing Date, the parties will confer and arrive at a good faith estimate of the adjustments provided for herein, and the balance of Purchase Price to be paid at the Closing Date shall be adjusted accordingly. Within sixty (60) days after each Closing Date, the parties will resolve any remaining adjustments.

     2.4 Assumption of Liabilities and Obligations. As of 11:59 p.m. of the Closing Date, Buyer shall assume and agree to pay, discharge and perform, when due, (a) all the obligations and liabilities of Seller under the Franchises insofar as they relate to the time period after the Closing Date and arise out of events occurring after the Closing Date, (b) all of Seller's obligations for future performance and delivery of service to subscribers to the System, (c) all obligations and liabilities arising out of events occurring after the Closing Date related to Buyer's ownership of the assets or its operation of the System after the Closing Date and (d) an obligation to provide complimentary

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service  under the  conditions  and to those set forth in  Schedule 5. All other obligations and liabilities of Seller shall remain and be the obligations and liabilities of Seller.

Buyer shall not be liable for and does not assume any liabilities or obligations of Seller, except as set out hereunder. If Buyer incurs any costs, fees, or other expenses with respect to any liabilities or obligations of Seller, not specifically assumed by Buyer, Buyer will be entitled to indemnification pursuant to Section 9 hereof.

                                   SECTION 3.

                    REPRESENTATIONS AND WARRANTEES OF SELLER

     Seller represents and warrants to Buyer as follows:

     3.1 Organization, Standing and Authority. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Iowa. Seller has all requisite organizational power (i) to own, operate, lease, and use the Assets as presently owned, operated, leased and used, (ii) to conduct its business of operating the System as presently conducted, and (iii) to execute, deliver, and perform its obligations under this Agreement and the documents contemplated hereby according to their respective terms.

     3.2 Authorization and Bind Obligation. The execution, delivery, and performance of this Agreements by Seller have been duly authorized by all necessary organization action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms.

     3.3 Franchise. Schedule 1 contains the Franchise issued. Seller has complied in all material respects with the Franchise.

     3.4 Title to and Condition of Personal  Property/Leased  Property Utilized.
Schedule 2 contains descriptions of all material Personal Property used by Seller to conduct the business and operation of the System as now conducted and real property used in the operation of the System which is subject to a lease agreement. Such lease is assignable and Seller is not in default on such lease and has complied with all obligations thereunder.

     3.5 Contracts. Schedule 3 contains descriptions of all the Contracts except for subscriptions or converter rental agreements and deposits with subscribers for the cable services provided by the System in the ordinary course of business and which may be canceled by the System without penalty on not more than ninety
(90) day notice.

     3.6 Schedules. The Schedules, attached hereto, list all material Assets used or useful for the performance of any Contract to be assumed by Buyer and for the lawful conduct of the System

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operation.  The parties may agree to defer completion of certain Schedules until any time prior to closing. All Schedules to this Agreement are substantially true, accurate and complete in all material respects.

     3.7 No Breach or Violation. The execution, delivery and performance of this Agreement will not, subject to obtaining those approvals and consents described in Schedule 1, result in: (1) a material breach or violations by Seller of, or
(2) constitute any material default by Seller under, or (3) create or impose any security interest upon any of the assets pursuant to, any Franchise, statute, ordinance, rule, regulation, agreement, instrument or order to which Seller is a party or by which Seller is bound.

     3.8 Title to Assets. Seller has title to the Assets, free and clear of any liens, encumbrances or any other interest to secure payment or performance of an obligation, or which retains or reserves such an interest for such purposes.

     3.9 Required Consents. Seller has, or will have as of the Closing Date, obtained all governmental franchises, approvals, licenses, consents and other authorizations, and has, or will have as the Closing Date, entered into all other agreements and obtained all other approvals and consents necessary and required for Buyer to operate the System and to own, lease, use and operate, as the case may be, the Assets at the places and in the manner in which such System is presently operated and operated on the Closing Date (collectively, the "Required Consents"), unless Buyer agrees that any Required Consents need not be obtained until after the Closing Date. All Required Consents are set forth on
Schedule 1. Buyer agrees to cooperate in obtaining the Required Consents to the transfer of all governmental franchise, approvals, licenses, consents, and other authorizations.

     3.10 Franchise and Intangible Property. Except as described below, Franchises, easements and other intangibles required to operate the system are currently in full force and effect and are valid in all material respects under all applicable federal, state and local laws. Seller is not in violation or default in any material respect under any Franchise or other agreement. There is no legal action, governmental proceeding or investigation pending or, to Seller's knowledge, threatened, for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any Franchise or other agreement. Seller is in substantial compliance with other requirements of all governing or regulatory authorities (including the Federal Communications Commission ("FCC")) relating to the Franchise or other agreements, including without limitation, all requirements relating to notifications, filing, reporting, posting and maintenance of logs and records.

     3.11 FCC and Copyright Compliance. Seller is duly authorized under applicable CATV Instruments and FCC rules, regulations and orders to distribute the signals presently being carried to the subscribers of its System and has all required licenses for the operation of all facilities. The operation of the System is in substantial compliance with the FCC's rules and regulations, and Seller has received no notice and has no reason to know of any claimed default or violation with respect to the foregoing. Seller has filed all required reports with the FCC. Seller has made all requisite filings and payments with the Register of Copyrights and is otherwise in substantial compliance with all

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applicable  benchmark  rules and regulations of the Copyright  Office.  Up to 20 days after the execution of this Agreement, the Buyer shall have the right to conduct a physical and technical inspection of the system and shall have the right to conduct any tests to ensure that the System is in compliance with FCC rules, regulations and orders.

     3.12 Condition of Equipment. The Equipment was constructed, installed, operated, and maintained in a proper manner, and is free from defects of workmanship or material in light of its age and the use of which it has been put. Seller's Assets are suitable for continued use in the manner in which they are presently operated without the need for any substantial repairs or replacement.

     3.13 Legal and Governmental Proceeding. Seller is not subject to any order of any court, government authority or agency, and there are not legal actions or governmental proceedings or investigations pending or, to the best of Seller's knowledge, threatened either or compel Seller to make any change in the character or location of any of the assets or otherwise affecting the Assets of the System.

     3.14 Employment Matters. Seller has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity and the payment and withholding of taxes.

     Buyer  is  not   required  to  continue   any  defined   benefit,   defined
contribution, or other employee benefit plan subject to the jurisdiction of ERISA to which Seller is currently a party.

     3.15 Overbuilds. No area presently served by the System is presently subject to or threatened to be subject to any overbuild situation. To the best of Seller's knowledge, no person or entity other than Seller has been granted or has applied for a CATV franchise in any of the communities in the area presently served by the System.

     3.16 Information on the System.

          A. As of the Closing Date, the System will have a minimum of 92 subscribers.

          B. Schedule 6 lists the rates charged to subscribers for each class of service for the System.

          C. Schedule 7 lists the television broadcast signals and other programming carried by each separate System as of the date of this Agreement.

     3.17 Tax Proceedings. No deficiencies have been assessed against Seller on the System by any federal, state or local tax authorities and Seller is unaware of any tax audits by any federal, state or

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local tax authorities pertaining to the System. Seller has duly and timely filed in proper form all federal, state and local income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) required to be filed by law with all governmental authorities. All taxes, fees and assessments of whatever nature due or payable by Seller pursuant to such returns, reports of otherwise, have been paid other than accrued property taxes that have been credited against the Purchase Price.

     3.18 Compliance with Laws. To the best of Seller's knowledge, it has complied in all material respects with (i) the terms of each Franchise, and (ii) all applicable federal, state, and local laws, rules, regulations and ordinances.

     3.19 Absences of Liabilities. Seller has not with respect to the System:

          (a) incurred any obligations or liability (absolute or contingent) except current liabilities incurred, and obligations under Contracts entered into which are listed in Schedule 3 hereto, all in the ordinary course of business of the System;

          (b) mortgaged, pledged or subjected to lien, charge or any other encumbrance (except for such encumbrances that will be extinguished before or on the Closing Date), any of its assets, tangible or intangible (excluding the current real and personal property taxes not yet due and payable); or

          (c) entered into any transactions (other than this Agreement) other than in the ordinary course of business.

     3.20 Environmental Matters. Seller is in compliance with all applicable federal, state and local laws and regulations related to the environment, health and safety (the "Environmental Laws") on properties utilized by the System. Seller has not stored, treated, or disposed of hazardous wastes, substances or materials on System leased or owned property, except in compliance with applicable Environmental Laws.

     3.21 Franchise. The Franchise will be assigned to the Buyer on the Closing Date.

     3.22 No Change in Policy. Seller warrants that there has been no change in the business practice or policies of Seller during the last six months with regard to subscriber disconnects, acceptance of partial payments, or sales incentives and discounts unless otherwise disclosed.

     3.23 Seller Indemnification. Seller will indemnify, and hold Buyer harmless from, any claims, taxes, liabilities, or causes of action, whether known or unknown, which occur prior to the Closing Date, or which are not assumed by Buyer.

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                                   SECTION 4.

                     REPRESENTATIONS AND WARRANTEES OF BUYER

     Buyer represents and warrants to Seller as follows:

     4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa. Buyer has all necessary corporate power to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.

     4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes a legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

                                   SECTION 5.

                         PRE-CLOSING COVENANTS OF SELLER

     5.1 Pre-Closing Covenants. Seller covenants and agrees that between the date hereof and the Closing Date, expect as contemplated by this Agreement or with prior written consent of Buyer, Seller will operate the System in the ordinary course of business and consistent with its past practices. Seller shall provide Buyer and its authorized representatives reasonable books, records, franchise agreements, contracts and documents, the most recent maps relating to the System and such other information as reasonably request by Buyer. Seller will use it best efforts to preserve Seller's business organization intact, and to preserve for Buyer the goodwill of its suppler, subscribers, and others having business relations with it; and there shall be no material changes in any contracts or commitments, nor shall any new contracts or commitments be entered into extending beyond the Closing Date without the written consent of Buyer, except for those contracts and commitments involving the sale of services and purchases of materials and supplies in the ordinary course of business.

     5.2 Maintenance of Insurance. Seller shall maintain in full force and effect up to an including the Closing Date its existing insurance policies related to the System and shall provide Buyer with a list of its insurance coverage and related costs. Buyer shall provide its own coverage for insurance after the Closing Date.

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                                   SECTION 6.

                        SPECIAL COVENANTS AND AGREEMENTS

     6.1 Consents.

          A. Seller and Buyer shall cooperate and make reasonable efforts to obtain the Franchise Authority's consent to transfer the Franchise and Contracts for the System prior to the Closing Date.

          B. Buyer shall, at Seller's request, promptly furnish Seller with copies of such documents and information as Seller may reasonably request in connection with obtaining any consent to the transaction contemplated by this Agreement.

     6.2 Taxes, Fees, and Expenses. Seller shall pay all sales, use, income, transfer, purchase, recording and documentary taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connections with the authorization, preparation, execution and performance of this Agreement.

     6.3 Brokers. Buyer and Seller each represents and warrants that it has not incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement.

     6.4 Confidentiality. Each party hereto will keep confidential the content and subject matter of this Agreement and any information which obtained from the other part in connection with the transaction contemplated hereby and which is not readily available to member of the general public.

     6.5 Cooperation. Buyer and Seller shall cooperate fully with each other in connection with any actions required to be taken as a part of their respective obligations under this Agreement. Following the Closing Date, Buyer and Seller shall continue to cooperate to effectuate a smooth transaction of service and to maintain data integrity (including billing records) and customer relations.

     6.6 Risk of Loss. The risk of any loss, damage or destruction of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing, and thereafter, by Buyer.

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                                   SECTION 7.

                               CLOSING DELIVERIES

     7.1 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following:

          A. Transfer Documents. A bill of sale, assignments and other transfer documents which shall be sufficient to vest in Buyer all rights, title and interest to the Assets in the name of Buyer, free and clear of all mortgages, liens, encumbrances, and claims except as permitted in this Agreement;

          B. Consents. A copy of the Consent of the Franchise Authority to transfer the Franchise, Headend Site Lease, as well all other required consents shall be obtained by Seller prior to Closing, including the execution of new contracts between Buyer and each provider for all existing channels;

          C. Officer's Certificate. A certificate, dated the Closing Date, executed by an Officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement; and (ii) that Seller has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date; and (iii) Seller has the corporate authority to enter into this Agreement

          D. Subscriber Reports. A true and complete copy of all customers lists and all subscriber records.

          E. UCC Searches. Seller shall deliver UCC searches from the relevant county and state public records dated no more than 10 days prior to closing, showing any liens or encumbrances against the assets. If any liens or encumbrances do appear on the UCC searches, Seller shall deliver appropriate releases or termination statements to Buyer at Closing.

     7.2 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following:

          A. Purchase Price. The Purchase Price as provided for in Section 2.2 and 2.3.

          B. Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Franchises, Contracts and Leases for the System as listed on appropriate Schedules.

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          C. Officer's Certificate. A certificate, dated as of the Closing Date, executed by an Officer of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as the Classing Date, and (ii) that Buyer has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date; and

          D. Resolutions. A copy of a corporate resolution evidencing corporate authority to enter into and perform this Agreement.

                                   SECTION 8.

               RIGHTS OF BUYER AND SELLER ON TERMINATION OR BREACH

     8.1 Termination Rights. This Agreement may be terminated upon written notice as specified below:

          A. If on the Closing Date any of the conditions precedent to the obligations of the parties set forth in this Agreement have not been satisfied by the responsible party or waived in writing by the party for whose benefit the condition is imposed, the latter can terminate this Agreement.

          B. If on the Closing Date a party is unable to make the deliveries set forth herein and such deliveries are not waived in writing by the party for whose benefit the condition is imposed, the latter may terminate this Agreement.

          C. If on the Closing Date, all or part of the System is not operable, the Buyer may terminate this Agreement;

          D. If on the Closing Date, all material agreements and covenants of a party have not been fulfilled and the other party has not waived such compliance in writing the latter may terminate this Agreement.

          E. If on the Closing Date, all material representations and warranties of a party are not true, the other party may terminate this Agreement;

          F. If on the Closing Date, the Buyer has not been able to obtain programming contracts with current cable channel providers, Buyer may terminate this Agreement;

          G. If on the Closing Date, necessary approvals from the Federal Communications Commission related to the operation of the System by Buyer have not been received, Buyer may terminate this Agreement.

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     Additionally,  either party may  terminate  the Agreement if on the Closing
Date, there is an action or proceeding to set aside or modify the  authorization
of  the   transaction   provided   for  herein  to  or  enjoin  or  prevent  its
consummations.

                                   SECTION 9.

                         SURVIVAL OF REPRESENTATIONS AND
                  WARRANTIES, CROSS-DEFAULT AND INDEMNIFICATION

     9.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date, but all claims made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in this Section 9.

     9.2 Indemnification by Seller.

          A. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

               1. Any and all losses, liabilities or damages resulting from an untrue representation, breach of warranty or nonfulfillment of any covenant by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

               2. Any and all obligations of Seller not assumed by Buyer pursuant to the terms of this Agreement;

               3. Any and all losses, liabilities or damages resulting from or related to Seller's operation or ownership of the System prior to the Closing Date; and

     The indemnity shall include providing attorney fees and costs to Buyer as required to enforce terms of the indemnity.

     9.3 Indemnification by Buyer.

          A. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

               1 . Any and all losses, liabilities or damages resulting from any untrue representation, beach of warranty or non fulfillment of any covenant by Buyer obtained herein or in any certificate, document or instrument delivered to Seller hereunder; and

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


               2. Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the System on and after the Closing Date, including any and all liabilities and obligations assumed by Buyer pursuant to Section 2.4 above

          The indemnity shall include providing attorney fees and costs to Seller as required to enforce terms of the indemnity.

     9.4 Further Assurances. At any time and from time to time after the Closing Date, Seller will, upon the request and at the expense of Buyer, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and deliver, all such further acts, deeds, assignments, transfer, conveyance, powers of attorney or assurances as may be reasonably required for better assigning, transferring, granting, assuring and confirming to Buyer, or for aiding and assisting in the reduction to possession by Buyer, any of the assets purchased pursuant to this Agreement.

                                   SECTION 10.

                                    REMEDIES

     In addition to the rights of termination listed in Section 8 and the indemnification rights in Section 9, the parties shall have all other rights and remedies available under law including specific performance.

                                   SECTION 11.

                                  MISCELLANEOUS

     11.1 Notices. All notices, demands, requests required or permitted to be given under the provision of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

                  If to Seller:
                           Jay R. Eliason
                           11260 Aurora Avenue
                           Bldg. 6
                           Des Moines, IA 50322

                  If to Buyer:

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


     11.2 Benefit and Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successor and permitted assigns.

     11.3 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Iowa.

     11.4 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All Schedules attached to the Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     11.5 Construction. The enforceability or invalidity of any paragraph or subparagraph of this Agreement shall not effect the validity of this Agreement. This Agreement shall be subject to interpretation of the laws of the State of Iowa.

     11.6 Allocations of Purchase Price. On the Closing Date, Buyer and Seller shall mutually agree to an allocation of the Purchase Price between all the Assets.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized Representatives of Buyer and Seller as of the date first written above.

SELLER:                                      BUYER:

NewPath Communications, L.C.                 Teleservices, Ltd.



By: /s/ Jay R. Eliason                       By: /s/ Dean R. Schettler
    -------------------------------          -----------------------------------


Its:       President                         Its:       President
    -------------------------------          -----------------------------------

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